Exhibit 99.1

Insperity Announces Strong Third Quarter Results

•	Q3 EPS of $0.33 and adjusted EBITDA of $22.6 million

•	Gross profit contribution from Strategic Business Units up 20%

•	$35 million returned to stockholders year-to-date through share repurchases and dividends

HOUSTON – Nov. 3, 2014 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter and nine months ended Sept. 30, 2014. For the third quarter, the company reported net income of $8.4 million and diluted earnings per share of $0.33. Adjusted EBITDA totaled $22.6 million for the third quarter.

“We are pleased with our recent financial results and the growth acceleration that has unfolded over the past two quarters,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “A continuation of these trends, combined with a successful year-end transition, would result in double-digit unit growth in 2015.”

Third Quarter Results

Revenues for the third quarter of 2014 increased 3.8% over the third quarter of 2013 due to a 1.8% increase in the average number of worksite employees paid per month and a 2.0% increase in revenues per worksite employee per month. The average number of paid worksite employees increased 2.6% sequentially over the second quarter of 2014. Gross profit increased 3.5% compared to the third quarter of 2013 to $100.8 million. Benefits costs per covered employee increased 1.3%, less than expected, contributing to an increase in the average gross profit per worksite employee per month, from $251 in the third quarter of 2013 to $255 in the third quarter of 2014. Included in gross profit in the third quarter of 2014 is an $18 per worksite employee per month contribution from our Strategic Business Units, compared to $15 per worksite employee per month in the third quarter of 2013.

Operating expenses increased to our forecasted level of $86.4 million and included $5.7 million in additional costs associated with the development of our Human Capital Management product, health care reform and an additional accrual for incentive compensation based on better than expected operating results. Excluding these items, operating expenses were flat compared to the third quarter of 2013.

Year-to-Date Results

For the nine months ended Sept. 30, 2014, the company reported adjusted net income of $21.4 million and adjusted diluted earnings per share of $0.84. These earnings exclude after-tax costs of $1.6 million or $0.06 per share related to a second quarter non-cash impairment charge associated with the reorganization of our Employment Screening business. Reported net income for the nine months ended Sept. 30, 2014 was $19.8 million, or $0.78 per diluted share. Adjusted EBITDA totaled $61.5 million for this same period.

Year-to-date revenues were $1.8 billion, an increase of 3.7% over the 2013 period. Gross profit for the nine months ended Sept. 30, 2014 decreased to $302.4 million. The average gross profit per worksite employee per month decreased 1.9%, to $261 in the 2014 period from $266 in the 2013 period.

Adjusted 2014 year-to-date operating expenses, excluding the impact of the impairment charge, increased to $265.5 million from $253.9 million in the 2013 period. Adjusted year-to-date operating expenses increased by just 1.2% when excluding an additional $8.7 million of costs associated with the development of our Human Capital Management product, health care reform and the additional accrual for incentive compensation based on better than expected operating results.

“As a result of our focus on operating expense control throughout 2014, we now expect approximately $16 million in cost savings from our initial 2014 forecast,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer. “We intend to continue to focus on operating expense control throughout 2015 to align with unit growth and customer mix.”

Cash outlays in the first nine months of 2014 included the repurchase of 693,262 shares of stock at a cost of $20.8 million, dividends totaling $14.0 million and capital expenditures of $11.0 million. Working capital at Sept. 30, 2014 was $119.1 million.

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the fourth quarter and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 17729875. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 17729875. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 28 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurances Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2013 revenues of $2.3 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section

21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state and federal unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; and (xi) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash and cash equivalents	$179,458	$225,755
Restricted cash	57,222	51,928
Marketable securities	45,953	46,340
Accounts receivable, net	244,814	210,009
Prepaid insurance	30,613	10,638
Other current assets	12,851	12,053
Income taxes receivable	2,740	409
Deferred income taxes	—	8,185
Total current assets	573,651	565,317

Property and equipment, net	82,765	86,415
Prepaid health insurance	9,000	9,000
Deposits	97,386	85,578
Goodwill and other intangible assets, net	14,808	18,434
Other assets	1,748	1,816
Total assets	$779,358	$766,560

Liabilities and Stockholders’ Equity:
Accounts payable	$3,255	$2,678
Payroll taxes and other payroll deductions payable	105,026	165,604
Accrued worksite employee payroll cost	211,028	173,801
Accrued health insurance costs	26,351	5,103
Accrued workers’ compensation costs	59,393	52,930
Accrued corporate payroll and commissions	26,474	21,611
Other accrued liabilities	23,008	14,960
Total current liabilities	454,535	436,687

Accrued workers’ compensation costs	73,009	68,905
Deferred income taxes	3,806	7,696
Total noncurrent liabilities	76,815	76,601

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	136,972	135,653
Treasury stock, at cost	(151,091)	(138,688)
Accumulated other comprehensive income, net of tax	24	29
Retained earnings	261,795	255,970
Total stockholders’ equity	248,008	253,272
Total liabilities and stockholders’ equity	$779,358	$766,560

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Operating results:
Revenues (gross billings of $3.362 billion, $3.236 billion, $10.231 billion and $9.736 billion, less worksite employee payroll cost of $2.802 billion, $2.696 billion, $8.469 billion and $8.037 billion, respectively)	$560,303	$539,869	3.8%	$1,761,923	$1,698,979	3.7%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	459,486	442,460	3.8%	1,459,477	1,395,706	4.6%
Gross profit	100,817	97,409	3.5%	302,446	303,273	(0.3)%
Operating expenses:
Salaries, wages and payroll taxes	49,384	43,797	12.8%	148,245	137,697	7.7%
Stock-based compensation	2,701	2,749	(1.7)%	8,346	8,351	(0.1)%
Commissions	3,790	3,609	5.0%	10,753	10,349	3.9%
Advertising	4,885	4,273	14.3%	18,182	19,243	(5.5)%
General and administrative expenses	20,295	20,567	(1.3)%	64,143	62,592	2.5%
Depreciation and amortization	5,302	5,302	—	15,827	15,692	0.9%
Impairment charge	—	—	—	2,485	—	100.0%
Total operating expenses	86,357	80,297	7.5%	267,981	253,924	5.5%
Operating income	14,460	17,112	(15.5)%	34,465	49,349	(30.2)%
Other income (expense):
Interest, net	9	26	(65.4)%	80	155	(48.4)%
Other, net	34	(1)	—	20	(2,668)	(100.7)%
Income before income tax expense	14,503	17,137	(15.4)%	34,565	46,836	(26.2)%
Income tax expense	6,118	7,055	(13.3)%	14,725	20,093	(26.7)%
Net income	$8,385	$10,082	(16.8)%	$19,840	$26,743	(25.8)%
Less distributed and undistributed earnings allocated to participating securities	(243)	(289)	(15.9)%	(576)	(769)	(25.1)%
Net income allocated to common shares	$8,142	$9,793	(16.9)%	$19,264	$25,974	(25.8)%
Basic net income per share of common stock	$0.33	$0.39	(15.4)%	$0.78	$1.05	(25.7)%
Diluted net income per share of common stock	$0.33	$0.39	(15.4)%	$0.78	$1.04	(25.0)%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change

Statistical Data:
Average number of worksite employees paid per month	131,545	129,248	1.8%	128,703	126,445	1.8%
Revenues per worksite employee per month(1)	$1,420	$1,392	2.0%	$1,521	$1,493	1.9%
Gross profit per worksite employee per month	255	251	1.6%	261	266	(1.9)%
Operating expenses per worksite employee per month	218	207	5.3%	231	223	3.6%
Operating income per worksite employee per month	37	44	(15.9)%	30	43	(30.2)%
Net income per worksite employee per month	21	26	(19.2)%	17	23	(26.1)%

(1) Gross billings of $8,519, $8,346, $8,832 and $8,555 per worksite employee per month, less payroll cost of $7,099, $6,954, $7,311 and $7,062 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change

Payroll cost (GAAP)	$2,801,722	$2,696,330	3.9%	$8,468,804	$8,036,532	5.4%
Less: Bonus payroll cost	204,405	192,868	6.0%	947,751	706,795	34.1%
Non-bonus payroll cost	$2,597,317	$2,503,462	3.7%	$7,521,053	$7,329,737	2.6%

Payroll cost per worksite employee per month (GAAP)	$7,099	$6,954	2.1%	$7,311	$7,062	3.5%
Less: Bonus payroll cost per worksite employee per month	518	498	4.0%	818	621	31.7%
Non-bonus payroll cost per worksite employee per month	$6,581	$6,456	1.9%	$6,493	$6,441	0.8%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change

Operating expenses (GAAP)	$86,357	$80,297	7.5%	$267,981	$253,924	5.5%
Impairment charge	—	—	—	2,485	—	100.0%
Adjusted operating expenses	$86,357	$80,297	7.5%	$265,496	$253,924	4.6%

Adjusted operating expenses represent operating expenses excluding the impact of impairment charges.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2014	2013	Change	2014	2013	Change

Net income (GAAP)	$8,385	$10,082	(16.8)%	$19,840	$26,743	(25.8)%
Income tax expense	6,118	7,055	(13.3)%	14,725	20,093	(26.7)%
Interest expense	104	88	18.2%	281	264	6.4%
Depreciation and amortization	5,302	5,302	—	15,827	15,692	0.9%
EBITDA	19,909	22,527	(11.6)%	50,673	62,792	(19.3)%
Impairment charges	—	—	—	2,485	2,679	(7.2)%
Stock-based compensation	2,701	2,749	(1.7)%	8,346	8,351	(0.1)%
Adjusted EBITDA	$22,610	$25,276	(10.5)%	$61,504	$73,822	(16.7)%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2014	2013	Change	2014	2013	Change

Net income (GAAP)	$8,385	$10,082	(16.8)%	$19,840	$26,743	(25.8)%
Impairment charges, net of tax	—	—	—	1,566	2,679	(41.5)%
Adjusted net income	$8,385	$10,082	(16.8)%	$21,406	$29,422	(27.2)%

	Three Months Ended September 30,			Nine Months Ended September 30,

	2014	2013	Change	2014	2013	Change

Diluted net income per share of common stock (GAAP)	$0.33	$0.39	(15.4)%	$0.78	$1.04	(25.0)%
Impairment charges, net of tax	—	—	—	0.06	0.10	(40.0)%
Adjusted diluted net income per share of common stock	$0.33	$0.39	(15.4)%	$0.84	$1.14	(26.3)%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the impairment charge related to Employment Screening reporting unit in 2014 and the impairment charge related to The Receivables Exchange in 2013. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of the impairment.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.